EXHIBIT 10.1

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”) contains the principal terms of a settlement (“Settlement”) between Plaintiffs Warren Rubin IRA, Donald Gautreaux and Jing Ke (“Plaintiffs”), Defendants Noam Lotan, Shlomo Margalit, Shay Gonen, Guy Avidan, Guenter Jaensch, Igal Shidlovsky, Daniel Tsui, Harold W. Furchtgott-Roth and Baruch Fischer (the “Individual Defendants”), and nominal defendant MRV Communications, Inc. (“MRV,” or the “Company”) of the claims in In re MRV Communications, Inc. Derivative Litig., Master File No.: 1:08-cv-03800-GAF(MANx) (C.D. Cal.) (“Federal Derivative Action”) and Ke v. Margalit, et al., No. BC393856 (Cal. Supr. Los Angeles) (“State Derivative Action,” and together with the Federal Derivative Action, “Derivative Actions”).

1.                                      As a result of the prosecution, pendency and settlement of the Derivative Actions, $2.5 million in cash from the directors’ and officers’ liability insurers shall be paid to MRV. The $2.5 million cash payment shall be made to MRV within five (5) business days after entry of the Final Judgment in the Federal Derivative Action.  Within five (5) business days after receipt of the $2.5 million payment from the directors’ and officers’ liability insurers, MRV shall provide counsel for Plaintiffs with proof of such payment.  If the $2.5 million cash payment is not paid as set forth in the Stipulation of Settlement, any party may cancel the Stipulation of Settlement.

2.                                      Within 120 days following the later of the issuance of an order approving the Settlement by the United States District Court for the Central District of California or the end of the period available for appeal to the United States Court of Appeals for the Ninth Circuit, the Board of Directors of MRV shall adopt resolutions and amend committee charters for the implementation of the Corporate Governance Reforms set forth in Exhibit A that have not already been implemented during the course of the Derivative Actions.

3.                                      Within 10 days following the later of the issuance of an order approving the Settlement by the United States District Court for the Central District of California or the end of the period available for appeal to the United States Court of Appeals for the Ninth Circuit, the Company shall cancel all unexercised, outstanding options that are currently held by the Individual Defendants and at issue in this litigation, including those options the Federal Derivative Plaintiffs identified as allegedly backdated in their interrogatory responses.

4.                                      The Individual Defendants shall make no financial contribution in connection with this Settlement.

5.                                      MRV and the Special Litigation Committee (“SLC”) acknowledge that the filing, prosecution and settlement of the claims asserted in the Derivative Actions and the litigation efforts of Plaintiffs and their counsel were a material and substantial cause of the monetary recovery and Corporate Governance Reforms agreed to in No. 2 above.  MRV and the SLC agree that the Settlement provides substantial benefits to MRV and its shareholders.

6.                                      The parties shall in good faith agree upon and execute the appropriate Stipulation of Settlement embodying the parties’ agreement to settle the Derivative Actions upon the terms outlined in this MOU, such other terms agreed to in writing, and documentation as may be required to obtain court approval of the Settlement and dismissal of the Derivative Actions with prejudice on the terms set forth in this MOU.

7.                                      The final terms of the settlement contemplated herein shall be set forth in the definitive Stipulation of Settlement, including:

(a)                                 For dismissal with prejudice of all Released Claims.  “Released Claims” shall mean and include any and all claims for relief (including Unknown Claims), rights, demands, causes of action, liabilities, debts, obligations, matters, issues and suits of any kind whatsoever, whether known or unknown, contingent or absolute, matured or unmatured, discoverable or undiscoverable, whether or not concealed or hidden, that have been asserted, might have been or could have been asserted, by the Releasing Parties (“Releasing Parties” shall mean and include (i) Plaintiffs; (ii) any of the Individual Defendants; (iii) MRV; and (iv) any MRV shareholder derivatively on behalf of MRV) against any Released Persons (“Released Persons” shall mean and include (i) Plaintiffs or their beneficiaries; (ii) any of the Individual Defendants or their beneficiaries; (iii) MRV; and (iv) any MRV shareholder, derivatively on behalf of MRV), that are based upon or related to (i) the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were alleged or could have been alleged in the Derivative Actions; and/or (ii) the settlement of the Actions, including the payments provided for in this MOU, and the reasonable attorneys’ fees, costs, and expenses incurred in defense thereof.   The Released Persons shall covenant not to sue any Released Person with respect to all such Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment entered pursuant thereto.

(b)                                 For the release by the Individual Defendants and MRV and its counsel of Plaintiffs and their counsel, by Plaintiffs and MRV and its counsel of the Individual Defendants and their counsel, and by the Individual Defendants and Plaintiffs and their counsel of MRV and its counsel, from all claims arising out of, relating to, or in connection with the institution, prosecution, settlement or resolution of the Derivative Actions or the Released Claims.  Notwithstanding the foregoing, the releases shall not in any way relieve MRV of its obligations to the Individual Defendants, including payment of reasonable attorneys’ fees incurred in defense of the Derivative Actions.

(c)                                  That neither the Settlement nor any provision in the Stipulation of Settlement shall be construed or deemed an admission by any of the Individual Defendants of liability, which the Individual Defendants expressly deny, or of any issue or fact, with respect to any of the claims raised or that might have been raised in the Derivative Actions.

(d)                                 The releases shall not in any way impair or restrict the rights of the parties to enforce the terms of the Settlement.

(e)                                  With respect to Released Claims, the Stipulation of Settlement shall contain a waiver of the provisions of California Civil Code § 1542 and any similar provision of law.

8.                                      Notice of the proposed Settlement shall be made by (i) the filing of a Form 8-K with the SEC, attaching a copy of the Stipulation of Settlement; (ii) posting of the Stipulation of Settlement on MRV’s website; and (iii) a one-time publication of the Notice of Settlement in the nationally distributed business journal, Investors’ Business Daily.  MRV or its insurers shall be solely responsible for the cost of notice as set forth herein and/or any other notice as may be required by the Federal Court.

9.                                      Within thirty (30) days after the Settlement becomes final as defined in the Stipulation of Settlement filed in the United States District Court for the Central District of California, plaintiff in the State Derivative Action shall voluntarily dismiss that action with prejudice.

10.                               After negotiating the principal terms of the Settlement, counsel for Plaintiffs and MRV, acting by and through the SLC, separately negotiated at arm’s length the amount of attorneys’ fees to be paid to Plaintiffs’ counsel.  The negotiated amount of fees that the parties have agreed upon is $500,000 in cash and 250,000 freely tradable warrants for MRV’s common stock, with a strike price equal to the closing price of MRV’s common stock on the date on which an order of the federal court finally approving the settlement becomes final.  The warrants shall be of a five (5) year duration, exercisable only by means of a cashless exercise, and shall be registered or exempt from registration provided by section 3(a)(10) of the Securities Act of 1933.  Shares issued under the warrants shall be fully-paid, freely tradable, and non-assessable.  Furthermore, the warrants shall be pursuant to a form of agreement to be entered on the Effective Date of the Stipulation of Settlement, which shall provide for the above terms as well as proportionate adjustment of the warrants in the event of a stock split or other reorganization.  MRV shall take all necessary and appropriate actions to perfect the exemption of the warrants from registration under the Federal Securities laws by reason of section 3(a)(10) of the Securities Act of 1933.  The delivery date of the warrants shall be within three business days after the date on which an order of the federal court finally approving the settlement becomes final and the period to appeal the order of the federal court has expired (assuming no appeal is taken), provided that plaintiffs’ counsel delivers instructions to MRV for receipt of the warrants.  Terms in this paragraph with respect to the pricing, delivery, exercise, and perfection of the warrants, as well as the tradable nature of shares issued under the warrants (e.g., whether or not it is necessary to register shares issued under the warrants) are without prejudice to Plaintiffs and MRV agreeing to modify those terms, by no later than the date of the Stipulation of Settlement.

11.                               The SLC, in its business judgment, has approved the Settlement and each of its terms, as being in the best interest of MRV and its shareholders, and its members will submit declarations attesting to the benefits of the settlement’s terms and in support of preliminary and final approval of the settlement.

12.                               Except as otherwise provided herein, this MOU shall be binding upon and shall inure to the benefit of the parties and their respective agents, successors, executors, heirs and assigns.  The Stipulation of Settlement and agreed form of Final Judgment shall not have terms inconsistent with the terms of this MOU unless the parties agree in writing to those terms.

13.                               This MOU will be executed by counsel for the parties, each of who represents and warrants that they have the authority from their client(s) to enter into this MOU and bind their clients thereto. This MOU may be executed in counterparts by any of the signatories hereto, including by telecopier and/or e-signature, and as so executed shall constitute one agreement.

14.                               This MOU may be modified or amended only by a writing signed by all of the signatories hereto.

15.                               The parties shall use their best efforts to execute the Stipulation of Settlement and related settlement documents, and file with the United States District Court for the Central District of California all papers in support of preliminary approval of the settlement, in accordance with the terms and deadlines set forth in the Federal Court’s January 3, 2013 Order (Dkt. No. 277, Federal Derivative Action).

16.                               The parties agree to take all reasonable and necessary steps to expeditiously implement the terms of this MOU and to complete the Settlement.  The parties intend that the settlement reflected in the definitive Stipulation of Settlement be a complete and final resolution of all disputes between them with respect to the Actions and Released Claims.

17.                               This MOU shall be governed by the laws of the State of California, without regard to California’s conflict of law rules.

DATED: January 16, 2013	ROBBINS GELLER RUDMAN & DOWD LLP
TRAVIS E. DOWNS III
JAMES I. JACONETTE
CHRISTOPHER D. STEWART

/s/ James I. Jaconette
JAMES I. JACONETTE

655 West Broadway, Suite 1900
San Diego, CA 92101-3301
Telephone: 619/231-1058
619/231-7423 (fax)

DATED: January 16, 2013	THE WEISER LAW FIRM, P.C.
ROBERT B. WEISER
BRETT D. STECKER
JEFFREY J. CIARLANTO

/s/ Robert B. Weiser
ROBERT B. WEISER

22 Cassatt Avenue
Berwyn, PA 19312
Telephone: 610/225-2677
610/408-8062 (fax)

Co-Lead Counsel for Federal Plaintiffs

DATED: January 16, 2013	KESSLER TOPAZ MELTZER & CHECK, LLP
ERIC L. ZAGAR (State Bar No. 250519)
ROBIN WINCHESTER
JAMES H. MILLER

/s/ Robin Winchester
ROBIN WINCHESTER

280 King of Prussia Road
Radnor, PA 19087
Telephone: 610/667-7706
267/948-2512 (fax)

Counsel for State Plaintiff in Ke v. Margalit, et al.

DATED: January 15, 2013	LATHAM & WATKINS
DAVID J. SCHINDLER (Bar No. 130490)
david.schindler@lw.com
CHARLES W. COX (Bar No. 162854)
chuck.cox@lw.com
JAMES H. MOON (Bar No. 268215)
james.moon@lw.com

/s/ Charles W. Cox
CHARLES W. COX

355 South Grand Avenue
Los Angeles, CA 90071-1560
Telephone: 213/485-1234
213/891-8763 (fax)

Counsel for Defendant Shlomo Margalit

DATED: January 15, 2013	BIRD MARELLA BOXER WOLPERT
NESSIM DROOKS and LINCENBERG
GARY S. LINCENBERG (Bar No. 123058)
gsl@birdmarella.com
PAUL S. CHAN (Bar No. 183406)
psc@birdmarella.com
SHARON BEN-SHAHAR (Bar No. 212862
sbs@birdmarella.com

/s/ Sharon Ben-Shahar
SHARON BEN-SHAHAR

1875 Century Park East, 23rd Floor
Los Angeles, CA 90067-2561
Telephone: 310/201-2100
310/201-2110 (fax)

Counsel for Defendant Noam Lotan

DATED: January 15, 2013	ORRICK HERRINGTON & SUTCLIFFE LLP
ERIC A. GRESSLER (Bar No. 186674)

/s/ Eric A. Gressler
ERIC A. GRESSLER

777 South Figueroa Street, Suite 3200
Los Angeles, CA 90017-5855
Telephone: 213/629-2020
213/612-2499 (fax)

Counsel for Defendant Guy Avidan

DATED: January 15, 2013	O’MELVENY & MYERS LLP
SETH ARONSON (Bar No. 100153)
saronson@omm.com
J. JORGE deNEVE (Bar No. 198855)
MIGUEL BAHAMON (Bar No. 261737)

/s/ Seth Aronson
SETH ARONSON

400 South Hope Street, 15th Floor
Los Angeles, CA 90071-2899
Telephone: 213/430-6000
213/430-6407 (fax)

Counsel for Defendant Shay Gonen

DATED: January 15, 2013	SCHEPER KIM & HARRIS LLP
DAVID C. SCHEPER (Bar No. 120174)
dscheper@scheperkim.com
GREGORY ANDREW ELLIS (Bar No. 204478)
gellis@scheperkim.com

/s/ Gregory Andrew Ellis
GREGORY ANDREW ELLIS

601 West 5th Street, 12th Floor
Los Angeles, CA 90071-2025
Telephone: 213/613-4655
213/613-4656 (fax)

Counsel for Defendants Igal Shidlovsky, Guenter Jaensch, Daniel Tsui and Baruch Fischer

DATED: January 15, 2013	PROSKAUER ROSE LLP
RONALD E. WOOD (Bar No. 133854)
rwood@proskauer.com
JENNIFER LYNN ROCHE (Bar No. 254538)
jroche@proskauer.com

/s/ Ronald E. Wood
RONALD E. WOOD

2049 Century Park East, 32nd Floor
Los Angeles, CA 90067
Telephone: 310/284-5635
310/557-2193 (fax)

Counsel for Defendant Harold W. Furchtgott-Roth

DATED: January 15, 2013	SULLIVAN & CROMWELL LLP
ROBERT A. SACKS
sacksr@sullcrom.com
ADAM S. PARIS
parisa@sullcrom.com
HEIDI B. BRADLEY
bradleyh@sullcrom.com

/s/ Adam S. Paris
ADAM S. PARIS

1888 Century Park East, Suite 2100
Los Angeles, CA 90067
Telephone: 310/712-6600
310/712-8800 (fax)

Attorneys for Nominal Defendant MRV Communications, Inc.

Approved:

DATED: January 15, 2013	WILMER CUTLER PICKERING HALE AND DORR LLP
JEFFREY B. RUDMAN
jeffrey.rudman@wilmerhale.com

/s/ Jeffrey Rudman
JEFFREY B. RUDMAN

60 State Street
Boston, Massachusetts 02109
Telephone: 617/526-6000
617/526-5000 (fax)

Attorneys for Special Litigation Committee of MRV